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                                                                    Exhibit 23.3


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Alexa Internet Amended and Restated 1997 Stock Option Plan of our report dated May 12 1999, with respect to the consolidated financial statements of Accept.com for the year ended December 31, 1998, included in the Current Report (Form 8-K) of Amazon.com, Inc. filed with the Securities and Exchange Commission.



                                                          ERNST & YOUNG LLP

San Jose, California
June 7, 1999